Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-220866, 333-223992, 333-230270, 333-237031, 333-252904) and Form S-3 (No. 333-236389) of Deciphera Pharmaceuticals, Inc. of our report dated February 8, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 8, 2022